Exhibit 10.4

FIRST MODIFICATION AGREEMENT

Secured Loan

THIS FIRST MODIFICATION AGREEMENT (“Agreement”) dated as of September 17, 2010, is entered into by and among MAUI LAND & PINEAPPLE COMPANY, INC., a corporation formed under the laws of the State of Hawaii (“Borrower”), each of the financial institutions signatory to the Loan Agreement (as defined below) (“Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”) as Administrative Agent under the Loan Agreement (in such capacity, the “Administrative Agent”).

R E C I T A L S

A.            Pursuant to the terms of an amended and restated loan agreement between Borrower and Lender dated October 9, 2009 (“Loan Agreement”), Lenders made certain credit accommodations to Borrower in the maximum principal amount of Fifty Million and No/100ths Dollars (“Loan”). The Loan is evidenced by promissory notes dated as of the date of the Loan Agreement, executed by Borrower in favor of each Lender, in the aggregate principal amount of the Loan (“Note”), and is further evidenced by the documents described in the Loan Agreement as “Loan Documents.” The Note is secured by, among other things, the Mortgage (as defined in Section 5 below).  All capitalized terms used herein, which are not defined herein, shall have the meanings given to them in the other Loan Documents.

B.            The Note, Mortgage, Loan Agreement, this Agreement, the other documents described in the Loan Agreement as “Loan Documents”, together with all modifications and amendments thereto and any document required hereunder, are collectively referred to herein as the “Loan Documents.”

C.            By this Agreement, Borrower, Administrative Agent and Lenders intend to modify and amend certain terms and provisions of the Loan Documents.

NOW, THEREFORE, Borrower, Administrative Agent and Lenders agree as follows:

1.                            CONDITIONS PRECEDENT. The following are conditions precedent to Administrative Agent and Lenders’ obligations under this Agreement:

1.1                      If required by Administrative Agent, receipt and approval by Administrative Agent of a date down to the Title Policy and assurance acceptable to Administrative Agent, including, without limitation, CLTA Endorsement No. 110.5, without deletion or exception other than those expressly approved by Administrative Agent in writing, that the priority and validity of the Mortgage has not been and will not be impaired by this Agreement or the transactions contemplated hereby;

1.2                      Receipt by Administrative Agent of the executed originals of this Agreement, the short form of this Agreement (if any) and any and all other documents and agreements which are required by this Agreement or by any other Loan Document, each in form and content acceptable to Administrative Agent;

1.3                      If required by Administrative Agent, recordation in the Bureau of Conveyances of the State of Hawaii of (i) the short form of this Agreement (if any), and (ii) any other documents which are required to be recorded by this Agreement or by any other Loan Document (if any);

1.4                      Reimbursement to Administrative Agent by Borrower of Administrative Agent’s costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, title insurance costs, recording fees, attorneys’ fees, appraisal, engineers’ and inspection fees and documentation costs and charges, whether such services are furnished by Administrative Agent’s employees or agents or by independent contractors including, without limitation, a reconveyance fee of $65.00, a notary fee of $10.00, and a UCC termination/amendment fee of $49.00;

1.5                      The representations and warranties contained in this Agreement are true and correct;

1.6                      Borrower shall have paid to Administrative Agent (i) for the ratable benefit of Lenders a modification fee equal to $45,000.00, and (ii) for the sole benefit of Administrative Agent, certain other fees, each in the amount and at the times as set forth in a separate letter agreement between Borrower and Administrative Agent dated July 9, 2010;

1.7                      All conditions precedent to the Bay Golf Course Release (as defined, and as such conditions are set forth, in Section 3 below) have been satisfied; and

1.8                      All payments due and owing to Administrative Agent and Lenders under the Loan Documents have been paid current as of the effective date of this Agreement.

2.                            REPRESENTATIONS AND WARRANTIES.  Borrower hereby represents and warrants that no Default, Potential Default, breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Documents (as modified by this Agreement) and that all representations and warranties herein and in the other Loan Documents are true and correct, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date), which representations and warranties shall survive execution of this Agreement.

3.                            Bay Golf Course Release.  Administrative Agent shall, at Borrower’s request, release from the lien of the Mortgage (the “Bay Golf Course Release”) the property described on Exhibit A attached hereto (the “Bay Golf Course”); provided, however, that immediately prior to or simultaneously with such partial release all of the following conditions shall be satisfied:

(a)                       No Default or Event of Default shall exist under the Loan Documents;

(b)                       Administrative Agent shall have received any and all sums then due and owing under the Loan Documents together with all escrow, closing and recording costs, the costs of preparing and delivering such partial release and the cost of any title insurance endorsements required by Administrative Agent, including, without limitation, a CLTA and 111 endorsement;

(c)                        Administrative Agent shall have received evidence reasonably satisfactory to Administrative Agent that:  (i) the portion of the Property to be reconveyed and the portion of the Property which shall remain encumbered by the Mortgage are each legal parcels lawfully created in compliance with all subdivision laws and ordinances and, at Borrower’s sole cost, Administrative Agent shall have received any title insurance endorsements to that effect requested by Administrative Agent; and (ii) that the portion of the Property which shall remain encumbered by the Mortgage have the benefit of all utilities, easements, public and/or private streets, covenants, conditions and restrictions as may be necessary, in Administrative Agent’s reasonable judgment, for the anticipated development and improvement thereof;

(d)                       Administrative Agent shall have received evidence reasonably satisfactory to Administrative Agent that any tax, bond or assessment which constitutes a lien against the Property has been properly allocated between the portion of the Property to be reconveyed and the portion of the Property which shall remain encumbered by the Mortgage; and

(e)                        Administrative Agent shall have received in immediately available funds for the ratable benefit of the Lenders the Bay Golf Course Release Price.  As used herein, the “Bay Golf Course Release Price” shall mean the sum of $20,000,000.00.  The Bay Golf Course Release Price shall be applied for the ratable benefit of the Lenders to reduce their respective Revolving Commitments (as shown on Replacement Schedule 1 attached hereto and incorporated herein by this reference).

Neither the acceptance of any payment nor the issuance of any partial release by Administrative Agent shall affect Borrower’s obligation to repay all amounts owing under the Loan Documents or under the lien of the Mortgage on the remainder of the Property which is not reconveyed.

4.                            REPLACEMENT SCHEDULE 1.  To reflect the decrease in the Revolving Commitment of each Lender, Schedule 1 to the Loan Agreement is replaced with Replacement Schedule 1 to this Agreement.  The Revolving Note delivered by Borrower to each Lender is hereby amended to reduce the face principal amount of such Revolving Note to the Revolving Commitment of such Lender shown on Replacement Schedule 1.  To the extent that giving effect to such modified schedule requires a reallocation of outstanding Revolving Loans, the Lenders agree that, effective as of the date of this Amendment or on such other date as the Lenders may agree in writing, Revolving Loans shall be purchased and sold, as all though assignments were made in accordance with Paragraph 12.6 of the Loan Agreement without regard to minimum amounts, registration fees payable upon assignment or requirements for assignment and assumptions agreements or other additional Loan Documents.

5.                            DEFINITION OF MORTGAGE.  The definition of “Mortgage” in the Loan Agreement is hereby amended to read as follows:

“‘Mortgage’ means the Fee and Leasehold Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture, dated as of November 13, 2007, and recorded on November 15, 2007, as Document No. 2007-199589 in the State of Hawaii, Bureau of Conveyances, executed by the Borrower and Leasehold Mortgagor in favor of the Administrative Agent for its benefit and the benefit of the Lenders, the Issuing Bank and each Specified Derivatives Provider in form and substance satisfactory to the Administrative Agent as amended from time to time, including, without limitation, pursuant to a Memorandum of Second Modification Agreement Amending Mortgage, dated as of March 10, 2009 and recorded March 13, 2009 as Document Number 2009-038132 in the State of Hawaii Bureau of Conveyances, and a Memorandum of Third Modification Agreement Amending Mortgage, dated as of March 27, 2009 and recorded March 27, 2009 as Document Number 2009-046242 in the State of Hawaii Bureau of Conveyances, a Memorandum of Amended and Restated Credit Agreement Amending Mortgage, dated as of October 9, 2009 and recorded October 14, 2009 as Document Number 2009-157331 in the State of Hawaii Bureau of Conveyances, and a Memorandum of First Modification of Restated Credit Agreement Amending Mortgage dated as of even date herewith.”

6.                            LENDER CONSENT.  Each Lender hereby consents to the transactions contemplated hereby and the sale of the Bay Golf Course and authorizes the Administrative Agent in its sole discretion to execute and deliver all documents which are necessary and desirable to accomplish same or as otherwise contemplated in connection with the sale of the Bay Golf Course and/or under the Sale, Purchase and Escrow Agreement (the “Purchase Agreement”) relating thereto dated on or about September 16, 2010 (the “Purchase Transaction”) including, without limitation, a partial release of mortgage, amendment to UCC financing statement, and the other documents and instruments set forth on Exhibit B.  Each Lender further consents to the execution and delivery by MLP and Leasehold Mortgagor of the documents and instruments relating to the Purchase Transaction pursuant to the terms of the Purchase Agreement.

7.                            FORMATION AND ORGANIZATIONAL DOCUMENTS.  Borrower has previously delivered to Administrative Agent all of the relevant formation and organizational documents of Borrower, of the partners or joint venturers of Borrower (if any), and of all guarantors of the Loan (if any), and all such formation documents remain in full force and effect and have not been amended or modified since they were delivered to Administrative Agent, except as disclosed to Administrative Agent in writing. Borrower hereby certifies that: (i) the above documents are all of the relevant formation and organizational documents of Borrower; (ii) they remain in full force and effect; and (iii) they have not been amended or modified since they were previously delivered to Administrative Agent.

8.                            NON-IMPAIRMENT.  Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition, or covenant contained in the Note or other Loan Document or affect or impair any rights, powers, or remedies of Administrative Agent or Lenders, it being the intent of the parties hereto that the provisions of the Note and other Loan Documents shall continue in full force and effect except as expressly modified hereby.

9.                            MISCELLANEOUS.  The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement.  Time is of the essence of each term of the Loan Documents, including this Agreement. If any provision of this Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Agreement and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.

10.                     INTEGRATION; INTERPRETATION. The Loan Documents, including this Agreement, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Administrative Agent and Lenders in writing.

11.                     EXECUTION IN COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single document.  It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

IN WITNESS WHEREOF, Borrower, Administrative Agent and Lenders have caused this Agreement to be duly executed as of the date first above written.

“ADMINISTRATIVE AGENT AND LENDER”

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:	/s/ JEFF JOHNSON
Name:	Jeff Johnson
Title:	SVP

“LENDER”

AMERICAN SAVINGS BANK, F.S.B.

By:	/s/ W RUSSELL
Name:	W. Russell
Title:	Vice President

“LENDER”

AMERICAN AGCREDIT, PCA

By:	/s/ DENNIS P. REGLI
Name:	Dennis P. Regli
Title:	Vice President

“BORROWER”

MAUI LAND & PINEAPPLE COMPANY, INC., a
Hawaii corporation

By:	/s/ RYAN CHURCHILL
Name:	Ryan Churchill
Title:	President & COO

By:	/s/ TIM T. ESAKI
Name:	Tim T. Esaki
Title:	CFO